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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3/A No. 333-44019) and related Prospectus of Kellstrom Industries, Inc. and to the incorporation by reference therein of our report dated March 21, 1996, with respect to the combined financial statements of International Aircraft Support as of December 31, 1995, and for the year then ended, included in the December 31, 1996 annual report on Form 10-KSB of Kellstrom Industries, Inc. filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

San Francisco, California
March 6, 1998